Annex 1

[Translation]

Articles of Incorporation

Responsible Division: Strategy and Planning Division (Name Change of the Division on December 21, 2007)
Adopted: Jan. 4, 1999
Amended (01): Apr. 11, 2000 (Gyoungji 021-0025)	Amended (02): Mar. 7, 2001 (Gyoungji 021-0054)
Amended (03): Mar. 20, 2002 (Strategy 021-0183)	Amended (04): May 15, 2002 (Strategy:021-0370)
Amended (05): Mar. 26, 2003 (Strategy 021-0118)	Amended (06): Sep. 29, 2003 (Strategy 021-0414)
Amended (07): Mar. 25, 2004 (Strategy 021-0219)	Amended (08): Mar. 28, 2006 (Strategy 032-0108)
Amended (09): Mar. 27, 2007 (Strategy 021-0090)	Amended (10): Dec. 11, 2008 (Strategy 021-0006)
Amended (11): Mar. 26, 2009 (Strategy 021-0167)	Amended (12): Mar. 25, 2010 (Strategy 021-0167)
Amended (13): Mar. 24, 2011 (Strategy 021-0161)	Amended (14): Mar. 29, 2012 (Strategy 022-0255)
Amended (15): Jun. 5, 2013 (Strategy 021-0348)	Amended (16): Mar. 21, 2014 (Strategy 021-0166)
Amended (17): Oct. 10, 2014 (Strategy 021-[*])

CHAPTER I

GENERAL PROVISIONS

Article 1 (Corporate Name)

The name of this bank shall be “Chusik Hoesa Woori Bank” (the “Bank”), which shall be “Woori Bank” in English.

Article 2 (Objective)

The objective of the Bank shall be to engage in all banking businesses prescribed by the Banking Act, as well as trust business; provided, however, that the Bank may concurrently conduct other businesses by obtaining the relevant government licenses, approvals and/or permits from the relevant authorities.

Article 3 (Location of Head Office and Establishment of Branches)

(1)	The Bank shall have its head office in Seoul.

(2)	The Bank may establish branches, agencies, business offices and other offices (“branches, etc.”) in and outside of Korea, as it deems necessary.

Article 4 (Method of Public Notices)

(1)	Public notices of the Bank shall be made on the Bank’s website (www.wooribank.com); provided, however, that if such public notice on the Bank’s website cannot be made due to a network malfunction or any other unavoidable cause, such notice shall be made in Seoul Shinmoon and The Donga Ilbo, which are published in Seoul.

(2)	Notwithstanding Paragraph (1) above, public notice of financial statements as prescribed by Article 41 of the Banking Act shall be made by an electronic document on the website of the Korea Federation of Banks.

CHAPTER II

SHARES OF STOCK

Article 5 (Total Number and Classes of Shares to be Issued)

(1)	The total number of shares to be issued by the Bank shall be 5,000,000,000 shares, and the par value per share shall be five thousand Korean Won (KRW 5,000).

(2)	The shares to be issued by the Bank shall be common shares and class shares.

(3)	The class shares to be issued by the Bank shall be preferred shares, non-voting shares, convertible shares, redeemable shares or a combination thereof.

(4)	The share certificates of the Bank shall be issued in registered form in the following eight (8) denominations: one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000) shares, which may be split or consolidated upon a shareholder’s request.

Article 6 (Issuance of Non-Voting Preferred Shares)

(1)	Non-voting preferred shares to be issued by the Bank shall have no voting rights and may be issued up to a number of shares that is one-fourth (1/4) of the total number of issued and outstanding shares of the Bank.

(2)	The dividend rate on non-voting preferred shares shall be not less than 1% of the par value thereof per annum and shall be determined at the time of issuance thereof by a resolution of the Board of Directors; provided, however, that the dividend rate shall be as set forth in Article 51-2(5) below in the case of an interim dividend under Article 51-2 below.

(3)	Non-voting preferred shares to be issued by the Bank may be participating or non-participating, or cumulative or non-cumulative, as determined by a resolution of the Board of Directors.

(4)	If a resolution not to distribute the prescribed dividends on non-voting preferred shares is adopted, the preferred shares shall be deemed to have voting rights from the General Meeting of Shareholders immediately following the General Meeting of Shareholders at which such resolution was adopted until the end of the General Meeting of Shareholders at which a resolution to distribute preferred dividends on the non-voting preferred shares is adopted.

(5)	If the Bank issues new shares by way of a capital increase for consideration or a capital increase without consideration, the new shares issued with respect to preferred shares shall be common shares in the case of a capital increase for consideration and non-voting preferred shares in the case of a capital increase without consideration.

(6)	The term of non-voting preferred shares shall be not less than one (1) year from the date of issuance thereof, as determined by a resolution of the Board of Directors, and non-voting preferred shares shall be converted into common shares upon the expiration of such term.

(7)	If the preferred shares under Paragraph (1) above, to the extent that such shares are participating or cumulative, are not paid dividends during the period set forth in Paragraph (6) above, such period shall be extended until the prescribed dividends have been fully paid.

(8)	Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon conversion under Paragraphs (6) and (7) above.

Article 6-2 (Issuance of Convertible Shares)

(1)	In the event that the Bank issues non-voting preferred shares, the Bank may issue such shares as convertible shares that entitle the holders thereof to request their conversion into common shares.

(2)	The Bank may, by a resolution of the Board of Directors, issue convertible shares up to the total number of issued and outstanding non-voting preferred shares. The number of common shares to be issued upon conversion shall be at the ratio of one (1) common share for each convertible share; provided, however, that such conversion ratio may be adjusted within the scope of the issuance of additional shares and applicable laws based on anti-dilution provisions determined by the Board of Directors in light of reasonable market practice with respect to protection against dilution of shareholder’s rights at the time of issuance thereof.

(3)	Convertible shares may be converted at the option of the holders thereof within a period between one (1) and ten (10) years from the date of issuance thereof, as determined by a resolution of the Board of Directors. Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon conversion.

(4)	In the event that the Bank issues new shares through a capital increase without consideration, the new shares issued with respect to convertible shares shall be the same class of shares. If the Bank issues new shares through a capital increase for consideration, the new shares issued with respect to convertible shares shall be common shares; provided that holders of convertible shares shall have a right to subscribe for one (1) common share for each convertible share held; provided, further, that in case of an adjustment of the conversion ratio, the conversion ratio as adjusted shall apply.

(5)	Convertible shares under this Article 6-2 may be issued as redeemable shares under Article 6-3 below.

Article 6-3 (Issuance of Redeemable Shares)

(1)	In the event that the Bank issues non-voting preferred shares, the Bank may, by a resolution of the Board of Directors, issue such shares as redeemable shares which may, at the option of the Bank or the holders thereof, be retired with profits of the Bank. The number of such redeemable shares shall be as determined by a resolution of the Board of Directors and not more than the total number of issued and outstanding non-voting preferred shares.

(2)	The redemption date for redeemable shares shall be between one (1) and 50 years from the date of issuance, as determined by the Board of Directors; provided, however, that the Bank may make all or part of the redeemable shares redeemable prior to such redemption date pursuant to relevant laws and regulations.

(3)	In the event that the Bank redeems only part of the issued redeemable shares, it shall redeem such shares held by the shareholders in proportion to their respective holding ratio to the extent permitted by applicable laws and regulations. Fractional shares resulting from such calculation shall not be redeemable.

(4)	In the event that the Bank redeems redeemable shares, it shall do so within three (3) months of the approval of the statement of appropriation of retained earnings at an Ordinary General Meeting of Shareholders.

(5)	The redemption price to be paid for redeemable shares shall be one of the following as determined by a resolution of the Board of Directors approving the issuance of the redeemable shares: (i) the face value of the redeemable shares, (ii) the market price thereof at the time of redemption, (iii) the issue price thereof, or (iv) the issue price thereof plus an additional amount calculated at an interest rate determined in light of the market interest rate.

(6)	The Board of Directors resolving the issuance of redeemable shares may determine (i) to have the redeemable shares redeemed by the Bank when a shareholder requests for redemption during the redemption period, or (ii) to have the redeemable shares redeemed by the Bank by a resolution of the Board of Directors during the redemption period. Redeemable shares that have not been redeemed prior to the last day of the redemption period will be redeemed on the last day of the redemption period; provided, however, that, if there is no profit to redeem such shares on the last day of the redemption period, the redemption period shall be extended until the actual day of redemption.

(7)	The Bank may issue redeemable shares under this Article 6-3 as convertible shares under Article 6-2 above.

(8)	The Bank shall, two (2) weeks prior to the date of acquisition of the shares to be redeemed, give or publish notice of such fact to the shareholders and other right holders registered in the registry of shareholders.

Article 7 (Rights to Subscribe for New Shares)

(1)	The method of issuance of new shares by the Bank by a resolution of the Board of Directors shall be as follows:

1.	By granting existing shareholders an opportunity to subscribe for new shares in proportion to their respective shareholdings;

2.	By granting certain persons (including shareholders of the Bank), such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies, an opportunity to subscribe for new shares, in a manner other than as set forth in subparagraph 1 above, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, the introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding and strategic business alliance), to the extent not exceeding 50% of the total issued and outstanding shares of the Bank; or

3.	By granting a large number of unspecified persons the opportunity to subscribe for new shares, in a manner other than as set forth in subparagraph 1 above, to the extent not exceeding 50% of the total issued and outstanding shares of the Bank, and allocating new shares to the persons who so subscribe.

(2)	New shares allocated under subparagraph 3 of Paragraph (1) above shall be allocated in accordance with any of the following methods by a resolution of the Board of Directors:

1.	Allocating new shares to a large number of unspecified subscribers without categorizing the persons granted the opportunity to subscribe for such new shares;

2.	Allocating new shares to members of the Employee Stock Ownership Association pursuant to applicable laws and granting a large number of unspecified persons the opportunity to subscribe for new shares, including those remaining unsubscribed;

3.	Granting existing shareholders the opportunity to preferentially subscribe for new shares and then granting a large number of unspecified persons the opportunity to be allocated the new shares that remain unsubscribed; or

4.	Granting certain types of persons the opportunity to subscribe for new shares in accordance with reasonable standards set forth in applicable laws, such as demand forecasts prepared by an investment trader or investment broker as an underwriter or arranger.

(3)	In allocating new shares under subparagraph 2 or 3 of Paragraph (1) above, the Bank shall send or publish notice to the shareholders of the following matters at least two (2) weeks prior to the payment date for the new shares; provided, however, that a report of material event may be publicly disclosed through the Financial Services Commission and the Korea Exchange in lieu of such notice.

1.	Type and number of new shares;

2.	Issue price of and payment date for new shares;

3.	Method of subscription for new shares;

4.	Name of person to make a contribution in kind, type, quantity and value of property to be contributed in kind, and type and number of shares to be issued for such contribution in kind; and

5.	Other matters set forth by law.

(4)	In the event of an issuance of new shares by any of methods set forth in Paragraph (1) above, the class and number of shares to be issued and the issue price shall be determined by a resolution of the Board of Directors.

(5)	In the event that the Bank allocates new shares and the allocated new shares are not subscribed for, or the subscription price therefor is not paid, by the specified due date, such unsubscribed or unpaid shares shall be disposed of by a resolution of the Board of Directors, in accordance with the relevant laws, including taking into account the appropriateness of the issue price.

(6)	Fractional shares, if any, resulting from the allocation of new shares shall be disposed of by a resolution of the Board of Directors.

(7)	In the event of allocation of new shares in accordance with subparagraph 1 of Paragraph (1) above, the Bank shall issue certificates of warrants to the shareholders.

Article 7-2 (Stock Options)

(1)	The Bank may, by a special resolution of the General Meeting of Shareholders, grant to its officers and employees (including the officers and employees of its related companies under Article 30 of the Enforcement Decree of the Commercial Code; the same to apply hereinafter in this Article 7-2) stock options pursuant to the Commercial Code and other applicable laws, to the extent not exceeding 15% of the total number of issued and outstanding shares of the Bank; provided, however, that such stock options may be granted to persons other than Directors of the Bank, by a resolution of the Board of Directors, to the extent not exceeding 1% of the total number of issued and outstanding shares of the Bank, subject to approval by the first General Meeting of Shareholders held after the date of the grant of such stock options.

(2)	The persons who are entitled to receive stock options shall be officers and employees under Paragraph (1) above who have contributed, or are capable of contributing, to the establishment, management, technological innovation, etc. of the Bank, except for persons who are ineligible for stock options under the relevant provisions of the Commercial Code.

(3)	The exercise price per share for the stock options shall be as set forth in the Commercial Code and other applicable laws, including in the case of adjustment of the exercise price after the grant of the stock options.

(4)	The shares (if the difference between the exercise price and the market price for the shares is to be paid in cash or the Bank’s treasury shares, the shares shall mean the shares on which the calculation of such difference is based) to be issued upon the exercise of the stock options shall be registered common shares.

(5)	Stock options may be exercised within seven (7) years from the third (3rd) anniversary of the date of the resolution under Paragraph (1) above.

(6)	The grantee of stock options may exercise the stock options only after being employed by the Bank for two (2) years or longer after date of the resolution under Paragraph (1) above; provided, however, that such stock options may be exercised during the exercise period thereof in the event of such grantee’s death or resignation for reasons not attributable to the grantee within two (2) years following the date of the resolution under Paragraph (1) above.

(7)	The Bank may, by a resolution of the Board of Directors, cancel stock options granted in any of the following cases:

1.	When the relevant grantee voluntarily resigns from his or her position at the Bank after being granted the stock options;

2.	When the relevant grantee inflicts material damage or loss on the Bank intentionally or negligently;

3.	When the Bank is unable to accept the exercise of stock options due to its bankruptcy, dissolution, etc.; or

4.	When any other cause arises for cancellation of the stock options pursuant to the stock option agreement.

(8)	The Bank may grant stock options conditioned upon the achievement of performance-based results, and any exercise of such stock options may be cancelled or put on hold if the relevant conditions are not achieved.

(9)	Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon the exercise of stock options.

Article 8 (Deleted)

Article 9 (Issuance Date of New Shares for the Purpose of Dividends)

In the event that the Bank issues new shares by way of a capital increase for consideration, capital increase without consideration or stock dividend, the new shares shall, for purposes of the distribution of dividends with respect to such new shares, be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares were issued.

Article 10 (Entries of Alteration in the Registry of Shareholders)

(1)	The Bank shall have a transfer agent for its shares.

(2)	The transfer agent, its office and the scope of its duties shall be determined by a resolution of the Board of Directors, and a public notice shall be made in respect thereof.

(3)	The Bank’s registry of shareholders or a copy thereof shall be kept at the office of the transfer agent. The Bank shall cause the transfer agent to handle entries of alteration in the registry of shareholders, registration of the creation and cancellation of pledges over shares, indication and cancellation of trust assets, issuance of share certificates, receipt of reports and other matters related to shares.

(4)	The relevant procedures for the activities referred to in Paragraph (3) above shall be carried out in accordance with the Regulation on the Securities Transfer Agency Business and other regulations applicable to transfer agents.

Article 11 (Deleted)

Article 12 (Deleted)

Article 13 (Deleted)

Article 14 (Deleted)

Article 15 (Report of Addresses, Names and Seals or Signatures of Shareholders and Others)

(1)	Shareholders and registered pledgees shall report their names, addresses and seals or signatures to the transfer agent.

(2)	The persons set forth in Paragraph (1) above who reside in a foreign country shall report appointed agents and the addresses in Korea to which notices are to be sent.

(3)	The same shall apply in case of any changes in the matters referred to in Paragraphs (1) and (2) above.

(4)	<Deleted>

(5)	<Deleted>

Article 16 (Closing of Shareholders’ Registry and Record Date)

(1)	The shareholders registered in the shareholders’ registry as of December 31 of each fiscal year shall be entitled to exercise rights as shareholders at the Ordinary General Meeting of Shareholders convened with respect to such fiscal year, and the Bank shall suspend entries of alteration with respect to shareholders’ rights in the shareholders’ registry from January 1 to January 15 of each year.

(2)	If necessary to convene an Extraordinary General Meeting of Shareholders or in any other necessary cases, the Bank may suspend alteration of entries in the shareholders’ registry for a period not exceeding three (3) months or establish a record date, by a resolution of the Board of Directors. The Bank shall provide at least two (2) weeks prior public notice thereof.

CHAPTER III

BONDS

Article 17 (Issuance of Bonds)

(1)	The Bank may issue bonds by a resolution of the Board of Directors.

(2)	Notwithstanding Paragraph (1) above, the Board of Directors may delegate to the Representative Director the issuance of bonds for a period not exceeding one (1) year by designating the amount and types of bonds to be issued.

(3)	(Deleted)

(4)	(Deleted)

(5)	(Deleted)

Article 18 (Issuance of Convertible Bonds)

(1)	The Bank may, in any of the following cases, issue convertible bonds to persons other than existing shareholders of the Bank, by a resolution of the Board of Directors, to the extent that the total face value of the convertible bonds does not exceed KRW 1 trillion:

1.	When the Bank issues convertible bonds by granting certain persons (including shareholders of the Bank), such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies, an opportunity to subscribe for such convertible bonds, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, the introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding and strategic business alliance); or

2.	When the Bank issues convertible bonds by granting a large number of unspecified persons (including shareholders of the Bank) the opportunity to subscribe for such convertible bonds and allocating the convertible bonds to such subscribers.

(2)	Bonds allocated under subparagraph 2 of Paragraph (1) above shall be allocated in accordance with any of the following methods by a resolution of the Board of Directors:

1.	Allocating convertible bonds to a large number of unspecified subscribers without categorizing the persons granted the opportunity to subscribe for such convertible bonds;

2.	Granting the existing shareholders the opportunity to preferentially subscribe for convertible bonds and then granting a large number of unspecified persons the opportunity to be allocated the convertible bonds remaining unsubscribed; or

3.	Granting certain types of persons the opportunity to subscribe for convertible bonds in accordance with reasonable standards set forth in applicable laws, such as demand forecasts prepared by an investment trader or investment broker as underwriter or arranger.

(3)	The Board of Directors may cause the convertible bonds referred to in Paragraph (1) above to be issued on the condition that conversion rights will be attached to only a portion of such convertible bonds.

(4)	The shares to be issued upon conversion shall be common shares or class shares, and the conversion price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the convertible bonds.

(5)	The conversion period shall commence on (i) the date that is one (1) month after the issuance date of the convertible bonds or (ii) the date on which the restrictions under applicable laws, etc., if any, are removed, and end on the day immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors at the time of issuance of the convertible bonds.

(6)	Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon conversion and any payment of accrued interest on the convertible bonds.

Article 18-2 (Issuance of Bonds with Warrants)

(1)	The Bank may, in any of the following cases, issue bonds with warrants to persons other than existing shareholders of the Bank), by a resolution of the Board of Directors, to the extent that the total face value of the bonds with warrants does not exceed KRW 1 trillion;

1.	When the Bank issues bonds with warrants by granting certain persons (including shareholders of the Bank, such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies, an opportunity to subscribe for such bonds with warrants, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, the introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding and strategic business alliance); or

2.	When the Bank issues bonds with warrants by granting a large number of unspecified persons (including shareholders of the Bank) the opportunity to subscribe for such bonds with warrants and allocating the bonds with warrants to such subscribers.

(2)	Bonds allocated under subparagraph 2 of Paragraph (1) above shall be allocated in accordance with any of the following methods by a resolution of the Board of Directors:

1.	Allocating bonds with warrants to a large number of unspecified subscribers without categorizing the persons granted the opportunity to subscribe for such bonds with warrants;

2.	Granting the existing shareholders an opportunity to preferentially subscribe for bonds with warrants and then granting a large number of unspecified persons the opportunity to be allocated such bonds with warrants remaining unsubscribed; or

3.	Granting certain types of persons an opportunity to subscribe for bonds with warrants in accordance with reasonable standards set forth in applicable laws, such as demand forecasts prepared by an investment trader or investment broker as underwriter or arranger.

(3)	The issue price of the new shares which may be subscribed by holders of the bonds with warrants shall be determined by the Board of Directors; provided, however, that the aggregate amount of such issue price shall not exceed the aggregate face value of the bonds with warrants.

(4)	The shares to be issued upon exercise of warrants shall be common shares or class shares, and the issue price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the bonds with warrants.

(5)	The period during which the warrants may be exercised shall commence on (i) the date that is one (1) month after the issuance date of the bonds with warrants or (ii) the date on which the restrictions under applicable laws, etc., if any, are removed, and end on the day immediately preceding the redemption date thereof. However, the exercise period may be adjusted within the above period by a resolution of the Board of Directors at the time of issuance of the bonds with warrants.

(6)	Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on the shares issued upon exercise of the warrants and any payment of accrued interest on the bonds with warrants.

Article 18-3 (Issuance of Amortization-Type Contingent Capital Securities)

(1)	The Bank may, by a resolution of the Board of Directors, issue securities with the condition that the Bank shall be alleviated or exempted from the obligation to redeem such securities and pay interest thereon upon the occurrence of certain events predetermined by a resolution of the Board of Directors according to objective and reasonable standards at the time of issuance of such securities (such securities, “amortization-type contingent capital securities”).

(2)	The Bank may issue amortization-type contingent capital securities pursuant to Paragraph (1) above, by a resolution of the Board of Directors, to the extent that the total face value of the securities does not exceed KRW 20 trillion.

(3)	The Bank shall be alleviated or exempted from the obligation to redeem the amortization-type contingent capital securities issued by it and pay interest thereon (such alleviation or exemption, “Debt Adjustment”), in any of the following cases. The Board of Directors may determine the conditions to be changed by such Debt Adjustment at the time of issuance of the amortization-type contingent capital securities:

1.	If the Bank receives a management corrective order from the Financial Services Commission under the Act on the Structural Improvement of the Financial Industry; or

2.	If the Bank is designated as a failing financial institution under the Act on the Structural Improvement of the Financial Industry.

Article 19 (Applicable Provisions for the Issuance of Bonds)

Articles 10 and 15 hereof shall apply mutatis mutandis with respect to the issuance of bonds.

CHAPTER IV.

GENERAL MEETING OF SHAREHOLDERS

Article 20 (Convening of General Meeting of Shareholders)

(1)	The General Meetings of Shareholders of the Bank shall be Ordinary General Meetings of Shareholders or Extraordinary General Meetings of Shareholders.

(2)	An Ordinary General Meeting of Shareholders shall be held within three (3) months after the date of settlement of accounts for each fiscal year, and an Extraordinary General Meeting of Shareholders may be convened as deemed necessary.

(3)	Except as otherwise prescribed by applicable laws and regulations, the CEO of the Bank shall convene all General Meetings of Shareholders pursuant to a resolution of the Board of Directors; provided, however, that if the CEO of the Bank is absent or unable to perform his/her duties as such, the Directors shall take his or her place in accordance with the order of priority determined by the Board of Directors.

Article 21 (Notice of Convening a Meeting and Public Notice)

(1)	In convening any General Meeting of Shareholders, a written or electronic notice stating the date, place and purpose of the meeting and the management reference matters as set forth in Article 542-4(3) of the Commercial Code shall be dispatched to the shareholders at least two (2) weeks prior to the date set for such meeting.

(2)	A convening notice of the General Meeting of Shareholders to shareholders holding shares one-hundredth (1/100) or less of the total number of voting shares of the Bank may be deemed to be made under Paragraph (1) above by (i) publishing two (2) or more public notices in each of two (2) or more daily newspapers set forth in the proviso of Article 4(1) above, or (ii) posting a public notice on the Data Analysis, Retrieval and Transfer System operated by the Financial Supervisory Service or the Korea Exchange.

(3)	The management reference matters under Paragraph (1) above may be posted and kept in the manner set forth in the Commercial Code in lieu of such notice or public notice.

Article 22 (Place of Meeting)

(1)	A General Meeting of Shareholders shall be convened at the place where the head office of the Bank is located, or in another place in its vicinity.

(2)	If a General Meeting of Shareholders cannot be held in the place set forth in Paragraph (1) above for any unavoidable reason such as an act of God or an emergency situation equivalent thereto, it may be held in another place within the Republic of Korea by a resolution of the Board of Directors.

Article 23 (Chairman)

(1)	The CEO of the Bank shall preside as chairman at all General Meetings of Shareholders.

(2)	If the CEO of the Bank is absent or unable to perform his/her duties as chairman of a General Meeting of Shareholders, the Directors shall take his or her place as such in accordance with the order of priority determined by the Board of Directors.

Article 23-2 (Chairman’s Authority to Maintain Order)

(1)	The chairman of the General Meeting of Shareholders may order a person who intentionally speaks or acts in a manner that prevents or disrupts the orderly conduct of the General Meeting of Shareholders or who otherwise significantly disturbs the public order of the General Meeting of Shareholders to stop their remarks or to leave the meeting.

(2)	The chairman may limit the length and frequency of the remarks of shareholders if it is necessary to proceed with the meeting in an orderly manner.

Article 24 (Voting Rights)

Each shareholder shall have one (1) vote for each share he/she/it owns.

Article 25 (Voting by Proxy)

(1)	A shareholder may exercise his/her/its voting rights through a proxy.

(2)	A proxy holder under Paragraph (1) above shall file with the Bank documents (power of attorney) evidencing the authority to act as a proxy prior to the commencement of the General Meeting of Shareholders.

Article 25-2 (Exercise of Voting Rights in Writing)

(1)	Any shareholder may, pursuant to a resolution of the Board of Directors, exercise his/her voting rights in writing without being present at a General Meeting of Shareholders.

(2)	In the case of Paragraph (1) above, the Bank shall attach, to the convening notice of the General Meeting of Shareholders, written forms and reference materials necessary for the exercise of voting rights in writing.

(3)	Any shareholder who intends to exercise his/her voting rights in writing without being present at a General Meeting of Shareholders shall indicate the necessary information in the relevant written forms under Paragraph (2) above and submit the completed written forms to the Bank at least one (1) day prior to the date of the General Meeting of Shareholders.

Article 25-3 (Split Voting)

(1)	Any shareholder holding two (2) or more votes who wishes to split his/her/its votes shall notify the Bank, in writing or by electronic document, of such intent and the reasons therefor no later than three (3) days prior to the date set for the General Meeting of Shareholders.

(2)	The Bank may refuse to allow a shareholder to split his/her/its votes, unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of another person.

Article 26 (Method of Resolution)

(1)	Except as otherwise provided in the applicable laws and regulations, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present, provided that such votes represent not less than one-fourth (1/4) of the total number of issued and outstanding shares of the Bank.

(2)	The number of voting rights exercised under Article 25-2 hereof shall be included in the number of voting rights of the shareholders present at the General Meeting of Shareholders.

Article 27 (Minutes of the General Meetings of Shareholders)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes, which shall be affixed with the names and seal impressions or signatures of the chairman and the Directors present at the meeting and kept at the head office and branches of the Bank.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 28 (Number of Directors)

(1)	The Bank shall have at least five (5) Directors, who shall be elected at the General Meeting of Shareholders.

(2)	The Directors shall be classified as standing Directors, outside Directors and other Directors who are not engaged in the regular business of the Bank (“non-standing Directors”); provided that the number of outside Directors shall be at least three (3) and constitute a majority of the total number of Directors.

Article 29 (Term of Director)

(1)	The term of office for a Director shall be not more than three (3) years as determined by the General Meeting of Shareholders and he or she may be reappointed; provided, however, that the term of office of an outside Director shall be up to two (2) years and he or she may be reappointed for successive one (1) year terms but may not serve for more than five (5) consecutive years (including the case where he or she is reappointed within two (2) years).

(2)	Notwithstanding the provisions of Paragraph (1) above, the term of office for Directors as otherwise set forth in the Commercial Code, Banking Act and other relevant laws shall apply.

(3)	The term of office for Directors under Paragraph (1) above shall be extended until the close of the Ordinary General Meeting of Shareholders held with respect to the final fiscal year during his or her term in office.

Article 30 (Recommendation of Candidates for Director)

(1)	Matters regarding the recommendation of candidates for standing Directors shall be determined by the Board of Directors.

(2)	Candidates for outside Directors shall be recommended by the Outside Director Candidate Recommendation Committee provided for under the Banking Act.

(3)	Candidates for Audit Committee members shall be recommended by the Audit Committee Member Candidate Recommendation Committee consisting of all of the outside Directors. In such case, resolutions of the Audit Committee Member Candidate Recommendation Committee shall be adopted by the affirmative vote of 2/3 or more of the outside Directors in office.

Article 31 (Qualifications of Directors)

(1)	A standing Director shall be a person who has considerable insight from practical experience in finance-related areas; provided that any of the following persons may not be a standing Director:

1.	A person who is disqualified to be an officer as set forth in the Banking Act and other relevant laws;

2.	A person who has a special relationship under the Banking Act with the management team of the Bank or its related companies (meaning subsidiaries, etc. under the Banking Act; hereinafter the same shall apply);

3.	A person who, in connection with the asset management of the Bank, may represent the interests of certain companies, etc. as he or she has a special relationship under the Banking Act with a company that has credit transactions with the Bank or its subsidiary, etc. (meaning a subsidiary, etc. under the proviso of each subparagraph of Paragraph (2) of Article 37 of the Banking Act), a subsidiary bank of the Bank (meaning a subsidiary bank under Article 37(5) of the Banking Act) or a bank holding company, of which the Bank is subsidiary, or its subsidiary, etc. (meaning a subsidiary, etc. under Article 4(1)2 of the Financial Holding Companies Act);

4.	A person who has legal or social responsibility for the failure of a company or a financial institution; or

5.	A person who is otherwise deemed by the Board of Directors to be unsuitable for performing the duties of a standing Director.

(2)	The Bank shall appoint any of the following persons with expertise or practical experience in relevant areas, such as finance, economics, business administration, law, accounting and media as an outside Director; provided that such requirement shall not apply to a person to be appointed as an outside Director at the recommendation of person who has continuously held 50/10,000 or more (or a lower shareholding ratio if such lower shareholding ratio is specified in relevant law) of the total number of issued shares of the Bank with voting rights for six (6) months or longer (meaning a person holding shares under Article 542-6(8) of the Commercial Code).

1.	A professional manager (a person who holds or has held an executive office or other position equivalent thereto of company that is required to undergo external audits under the Act on External Audit of Stock Companies or other foreign law equivalent thereto);

2.	A lawyer or certified public accountant who has served for five (5) years or longer in the business related to his/her license;

3.	A person with a master’s degree or higher in the area of finance, economics, business administration, law or accounting, who has served as a researcher or full time lecturer or higher position at a research center or university for five (5) years or longer;

4.	A person who has served for ten (10) years or longer at a financial company;

5.	A person who has served as an officer for five (5) years or longer, or as an officer or employee for ten (10) years or longer, for finance or accounting duties at a listed company (meaning a listed company under the Financial Investment Services and Capital Markets Act);

6.	A person who has served for five (5) years or longer in finance or accounting-related duties or the supervision duties thereof at a central or local government organization, a public institution under the Act on the Management of Public Institutions, the Financial Supervisory Service, the Korea Exchange under the Financial Investment Services and Capital Markets Act, or a financial investment business related institution under Article 9(17) of the same Act (except financial investment-related organizations);

7.	A person who has served for five (5) years or longer in finance or accounting-related duties at institutions subject to inspection under Article 38 of the Act on Establishment, Etc. of Financial Services Commission (including foreign financial institutions equivalent thereto); or

8.	A person with sufficient special knowledge or practical experience who is otherwise deemed by the Board of Directors or the Outside Director Candidate Recommendation Committee to have the qualifications equivalent to any of subparagraphs 1 to 7 above.

(3)	No person who falls under any of the subparagraphs below shall be an outside Director of the Bank, and he/she shall be removed from office when falling under any of such cases:

1.	A person who falls under any of the subparagraphs of Article 18(1) of the Banking Act or any of the subparagraphs of Article 13(4) of the Enforcement Decree of the Banking Act;

2.	A person who falls under any of the subparagraphs of Article 22(7) of the Banking Act;

3.	A person who serves as an outside Director, non-standing Director or non-standing auditor of a financial company that is not an affiliate of the Bank (meaning a financial company under Article 2(1)1 of the Financial Holding Companies Act); or

4.	A person who is otherwise deemed by the Board of Directors to be unsuitable for performing the duties of an outside Director.

(4)	A non-standing Director shall be a person who has sufficient expertise or practical experience in financial areas and has the qualifications set forth under the Banking Act and relevant laws.

(5)	No person who falls under any of subparagraphs 1, 3 and 4 of Paragraph (1) above shall be a non-standing Director.

Article 32 (By-election)

(1)	Even in the event of an interim vacancy in the office of a Director, the Bank may elect not to appoint a substitute Director if the number of remaining Directors satisfies the required number under law or these Articles of Incorporation. If a substitute Director is appointed, the term of office of such substitute Director shall begin on the date of his or her appointment.

(2)	If, due to dismissal or death of an outside Director or a similar cause, the composition of the Board of Directors fails to satisfy the requirements set forth in Article 22(2) of the Banking Act, such requirements shall be satisfied by the date of the first ordinary General Meeting of Shareholders convened after the occurrence of such cause.

Article 33 (Composition and Roles of the Board of Directors)

(1)	The Board of Directors shall consist of standing Directors, outside Directors and non-standing Directors.

(2)	The Board of Directors shall adopt resolutions regarding matters reserved for the Board of Directors by the Commercial Code, the Banking Act and relevant laws and other important matters.

(3)	The Board of Directors shall perform the following duties with the purpose of increasing the benefits to the shareholders:

1.	Establishment of management targets and strategies;

2.	Approval of business plans and budgets;

3.	Supervision of management, and evaluation of management performance;

4.	Appointment and dismissal of the chairman of the Board of Directors, the chairman of each committee set forth in Article 39(1) (except the chairman of the Audit Committee) and committee members (except members of the Audit Committee who are outside Directors) (however, in the case of (a) dismissal, such officer may continue to hold the office of Director);

5.	Appointment and dismissal of senior vice presidents and vice presidents (however, in the case of a dismissal, such person may continue to hold the office of Director);

6.	Communication with shareholders;

7.	Deliberation of remuneration payable to management;

8.	Supervision of major capital expenditures and corporate M&A;

9.	Supervision of accounting and financial reporting systems;

10.	Supervision of risk management and financial controls;

11.	Supervision of compliance with laws and ethics rules;

12.	Supervision of effectiveness of corporate governance;

13.	Supervision of public disclosure of information; and

14.	Other matters required for the performance of the duties set forth in subparagraphs 1 to 13 above.

(4)	Notwithstanding the provisions of Paragraph (2) above, the authority to appoint or dismiss managers (“jibaein” in Korean) and establish, move or close branches, which is reserved for the Board of Directors under Article 393(1) of the Commercial Code, shall be delegated to the CEO of the Bank; provided that the foregoing shall not apply to the establishment or closure of foreign branches.

Article 34 (Appointment of the President, Etc.)

(1)	The Bank shall appoint one (1) CEO of the Bank by a resolution of the General Meeting of Shareholders.

(1)-2	The CEO of the Bank shall act as the Representative Director of the Bank.

(2)	The chairman of the Board of Directors (the “Chairman”) shall be annually appointed from among the Directors by a resolution of the Board of Directors.

(2)-2	In the event that the Board of Directors appoints a person who is not an outside Director as the Chairman, a representative of the outside Directors (the “Senior Outside Director”) shall be appointed by a resolution of the Board of Directors.

(3)	The chairmen and members of the committees set forth in Article 39(1) hereof shall be appointed by the Board of Directors; provided that the chairman of the Audit Committee shall be appointed by a resolution of the Audit Committee.

(4)	Senior vice presidents and vice presidents may be appointed among the standing Directors, and such persons shall be recommended by the CEO of the Bank and appointed by the Board of Directors.

(4)-2	The Bank may have senior vice presidents who are not Directors, and such persons shall be recommended by the CEO of the Bank and appointed by the Board of Directors.

(5)	The Bank may have executive vice presidents who are not Directors, and such persons shall be appointed by the CEO of the Bank.

Article 35 (Convening of the Meeting of Board of Directors)

(1)	The meetings of the Board of Directors of the Bank shall be either regular Board of Directors meetings or ad hoc Board of Directors meetings, both of which shall be convened by the Chairman.

(2)	Regular Board of Directors meetings shall be convened once a quarter.

(3)	Ad hoc Board of Directors meetings may be convened from time to time as deemed necessary by the Chairman.

(4)	Any Director who is not the Chairman may request the Chairman to convene a meeting of the Board of Directors. If the Chairman refuses to convene a meeting of the Board of Directors without a justifiable cause, another Director may convene a meeting of the Board of Directors.

(5)	In convening a meeting of the Board of Directors, a convening notice stating the date, time and place of the meeting and the purposes for which such meeting has been convened shall be sent to each Director together with the agenda and related materials, at least one (1) week prior to the scheduled date of such meeting. However, if there is an urgent reason for such meeting, such period may be shortened or the dispatch of the related materials may be dispensed with.

(6)	If the Chairman is absent or unable to perform his/her duties as such, the Director shall take his or her place as such in accordance with the order of priority determined by the Board of Directors.

Article 36(Method of Resolution and Minutes of Meetings of the Board of Directors)

(1)	Except as otherwise provided in the Banking Act and other applicable laws and regulations, all resolutions of Board of Directors meetings shall be adopted by the affirmative vote of more than one-half (1/2) of the Directors present at such meeting where more than one-half (1/2) of the total number of Directors are present.

(2)	The Board of Directors may allow all or any of the Directors to participate in the resolution of a Board of Directors’ meeting, without being actually present at such meeting by means of a communication system whereby the relevant Director(s) may simultaneously receive and transmit live audio communication. Any Director participating in a Board of Directors’ meeting in the above manner shall be deemed to be present in person at such meeting.

(3)	Any Director who has a special interest in any matter to be resolved at a meeting of the Board of Directors may not exercise his/her voting rights with respect to such matter.

(4)	The agenda, proceedings and results of a Board of Directors’ meeting and the dissenting Directors, if any, and his/her reasons for dissenting shall be recorded in the minutes, which shall be affixed with the names and seal impressions or signatures of the Directors present thereat.

Article 37 (Duties of the CEO, etc. of the Bank)

(1)	The CEO of the Bank shall represent the Bank, implement the matters resolved by the Board of Directors and oversee the overall business operations of the Bank in accordance with the decisions of the Board of Directors.

(2)	A Director shall exercise independent judgment in the performance of his or her duties as a Director. All standing Directors, other than those standing Directors who are members of the Audit Committee, shall perform their duties as management under the oversight of the CEO of the Bank.

(3)	If the CEO of the Bank is absent or unable to perform his/her duties as such, a Director shall take his or her place as such in accordance with the order of priority determined by the Board of Directors.

(4)	The CEO of the Bank shall cause any newly appointed Director to be informed about the business management status of the Bank as early as possible, and shall ensure that all Directors are provided with the most recent management status and the latest financial information.

Article 38 (Obligations and Responsibilities of Directors)

(1)	A standing Director shall perform the duties set forth in Article 37 hereof. An outside Director shall check and monitor the management of the Bank, and shall guard and take special care of confidential information of the Bank; provided that a standing Director who is a member of the Audit Committee may not concurrently hold another office.

(2)	A Director shall have the following obligations:

1.	A Director shall attend the meetings of the Board of Directors and faithfully perform his/her duties as a prudent manager;

2.	In the event of a conflict of interest in performing his/her duties, a Director shall take an independent and objective position and exercise his/her powers in a manner favorable to the Bank;

3.	A Director shall comply with the Commercial Code and relevant laws and the internal regulations of the Bank;

4.	If any Director discovers any facts which may cause substantial losses to the Bank, such Director shall promptly report such to the Audit Committee; and

5.	During his/her service period and thereafter, a Director shall not divulge any trade secret of the Bank obtained in the course of performance of his/her duties.

(3)	A Director shall have civil and criminal liability for any damage that may be suffered by the Bank and third parties due to the breach of his/her duties as a Director.

(4)	A Director has the obligation to report to the Board of Directors and the Audit Committee all transactions between him/her or his/her specially related persons and the Bank. If the Board of Directors or the Audit Committee requests the discontinuance of any such transaction after determining that such transaction may impair the independent judgment of Director, such Director shall immediately discontinue such transaction.

Article 39 (Committees of the Board of Directors)

(1)	The Bank shall have an Audit Committee within the Board of Directors and may have the following committees within the Board of Directors:

1.	Board of Directors Steering Committee;

2.	Risk Management Committee;

3.	Compensation Committee;

4.	Outside Director Candidate Recommendation Committee;

5.	Audit Committee Member Candidate Recommendation Committee; and

6.	Other special committees as determined by the Board of Directors.

(2)	The composition, powers, operation, etc. of each of the above committees shall be determined by a resolution of the Board of Directors.

(3)	A meeting of each of the above committees shall be convened by the person authorized to do so under the regulations of such committee, and the provisions of Articles 35(5) and 36 hereof shall apply mutatis mutandis with respect to such committees of the Board of Directors.

Article 40 (Deleted)

Article 41 (Remuneration, etc. of Directors)

(1)	The remuneration, bonuses, etc. of the Directors shall be determined by a resolution of the General Meeting of Shareholders.

(2)	The consolation pay for retirement of a Director shall be in accordance with the separately adopted Severance Pay Regulations for Executives, whose adoption and abolition shall be decided by a resolution of the General Meeting of Shareholders.

(3)	The amount of remuneration and consolation pay for retirement for outside Directors shall not exceed those for standing Directors.

(4)	All remuneration, bonuses and other benefits of Directors shall be reported to the General Meeting of Shareholders at least once a year.

Article 41-2 (Limitation of Liability of Directors)

(1)	The Bank may, by a resolution of the General Meeting of Shareholders, exempt the liabilities of a Director under Article 399 of the Commercial Code with respect to the portion of such liabilities that exceeds six times (or three times in case of an outside Director) the amount of his or her salary (including his or her bonus or profits from the exercise of stock options) received by such Director for the one-year period immediately preceding the date of the applicable act by such Director.

(2)	Paragraph (1) above shall not apply with respect to a Director who causes losses through willful misconduct or gross negligence or falls under Article 397, 397-2 or 398 of the Commercial Code.

CHAPTER VI

AUDIT COMMITTEE

Article 42 (Composition of Audit Committee)

(1)	The Bank shall establish an Audit Committee in accordance with Article 39 hereof.

(2)	The Audit Committee shall consist of three (3) or more Directors. Two-thirds (2/3) or more of the members of the Audit Committee shall be outside Directors. The Audit Committee shall have one (1) or more members who are not outside Directors (“standing Audit Committee members”).

(3)	The standing Audit Committee members shall satisfy the requirements of Article 23-2(3) of the Banking Act.

(4)	The chairman of the Audit Committee shall be elected from among the outside Directors by a resolution of the Audit Committee. In such case, two (2) or more members may be elected as joint chairmen of the Audit Committee.

(5)	The members of the Audit Committee shall be elected by a resolution of the General Meeting of Shareholders. In electing Audit Committee members who are outside Directors, any shareholder who holds voting shares exceeding three-one hundredth (3/100) of the total voting shares of the Bank may not exercise his/her voting rights with respect to such excess shares. In electing Audit Committee members who are not outside Directors, the same shall apply, except that, for purposes of the calculation of the number of held shares, the shares with voting rights held by the largest shareholder exercising such voting rights and his/her/its specially related persons, the shares held by a person on account of such largest shareholder and his/her/its specially related persons, and the shares with voting rights that have been delegated to such largest shareholder or his/her/its specially related persons shall be deemed to be held by such largest shareholder.

Article 42-2 (Qualifications of Audit Committee Members)

(1)	An Audit Committee member shall be a person who has any of the following qualifications, and one of the members shall be an accounting or financial expert as set forth the Banking Act and other relevant laws:

1.	A lawyer, certified public accountant, certified appraiser or other person with a professional license, who has served for five (5) years or longer in the relevant industry;

2.	A person with a master’s degree or higher in the social sciences, who has served for five (5) years or longer at a school, research center or other academic circles;

3.	A person who has served for ten (10) years or longer at a finance-related institution and who is deemed to have expertise in accounting, internal controls, audit, information technology, etc.;

4.	A person who has served as an officer for five (5) years or longer, or as an officer or employee for ten (10) years or longer, at a listed company, and who is deemed to have expertise and practical knowledge in economics, business administration, law, accounting, etc.; and

5.	Any person who is deemed to have qualifications equivalent to any of the foregoing by the General Meeting of Shareholders or the Board of Directors.

(2)	In cases where the composition of Audit Committee fails to meet the requirements set forth in the foregoing Paragraph and Article 42(2) hereof due to any cause such as the resignation or death of any member, the Bank shall ensure that the requirements are met at the first Ordinary General Meeting of Shareholders convened after the occurrence of such cause.

Article 43 (Deleted)

Article 44 (Standing Audit Committee Members)

The Audit Committee may cause the standing Audit Committee members to audit matters separately determined by the Audit Committee.

Article 45 (Duties of the Audit Committee)

(1)	The Audit Committee shall audit the operations and accounting of the Bank.

(2)	The Audit Committee shall inspect the matters listed in the agenda of, and the documents submitted to, a General Meeting of Shareholders and shall express its opinion at such meeting as to whether there exists any clearly improper matter or any matter violating the applicable laws and regulations or these Articles of Incorporation.

(3)	(Deleted)

(4)	The Audit Committee may request the Board of Directors to convene an Extraordinary General Meeting of Shareholders by submitting documents stating the agenda and reasons for convening such meeting.

(5)	The Audit Committee may request business reports from any subsidiary of the Bank under the Commercial Code if it is necessary for performing its duties. In this case, if such subsidiary does not promptly report to the Audit Committee or the Audit Committee needs to verify the contents of such report, the Audit Committee may investigate the business and the financial condition of such subsidiary.

(6)	The Audit Committee shall approve the appointment of the external auditors.

(7)	In addition to the matters referred to in Paragraphs (1) through (6) above, the Audit Committee shall carry out matters delegated by the Board of Directors.

(8)	No matters resolved by the Audit Committee may be resolved again by the Board of Directors.

(9)	The Audit Committee may, at the expense of the Bank, seek the assistance of experts.

Article 46 (Audit Records)

For audits performed by the Audit Committee, the Audit Committee shall prepare an audit record, which shall record the procedures and results of the audit and shall be affixed with the names and seal impressions or signatures of the Audit Committee members who have performed such audit.

Article 47 (Applicable Provisions)

The provisions of Article 31 (Qualification Requirements for Directors) and Paragraph (1) of Article 32 (By-election) hereof shall apply mutatis mutandis with respect to the Audit Committee.

CHAPTER VII

ACCOUNTING

Article 48(Fiscal Year and Settlement of Accounts)

(1)	The fiscal year of the Bank shall begin on January 1 of each year and end on December 31 of such year and settlement of accounts shall be conducted for each fiscal year.

(2)	The CEO of the Bank shall settle all accounts as of the end of each fiscal year. The CEO of the Bank shall prepare the financial statements and supplementary data thereof, business report, consolidated financial statements and other documents showing the financial position and management performance of the Bank which are prescribed by applicable laws (including those regarding distribution of dividends), and shall have such documents submitted to the Audit Committee after having them approved by the Board of Directors.

(3)	The Audit Committee shall prepare and submit an audit report to the CEO of the Bank after receipt of the documents described in Paragraph (2) above.

(4)	The CEO of the Bank shall submit the financial statements and the supplementary data thereof, as well as the consolidated financial statements, to the Ordinary General Meeting of Shareholders for approval, and submit and report the business report to the Ordinary General Meeting of Shareholders; provided that the scope of the financial statements and consolidated financial statements shall be as prescribed in the higher-ranking laws and regulations.

Article 48-2 (Appointment of External Auditors)

The external auditors of the Bank shall be appointed with the approval of the Audit Committee pursuant to the Act on External Audit of Stock Companies, and such appointment shall be reported to the first Ordinary General Meeting of Shareholders held after such appointment or shall be notified to the shareholders as of the date of the most recent closing of the registry of shareholders in writing or by electronic document or be publicly disclosed on the website of the Bank.

Article 49 (Disposal of Profits)

(1)	The Bank shall dispose of the net profits of the Bank as of the end of each fiscal year and the amounts carried over from the previous fiscal years, as follows:

1.	statutory reserves;

2.	dividends to the shareholders;

3.	dividend reserves;

4.	bonuses for officers;

5.	reserves for consolation pay for retirement; and

6.	amounts to be carried over to the subsequent year.

(2)	The net profit amount, if any, which remains after being disposed of in the manner set forth in Paragraph (1) above, may be disposed of as discretionary reserves.

Article 50 (Retention of Documents Relating to Settlement of Accounts)

(1)	The CEO of the Bank shall keep on file the financial statements and supplementary data thereof, consolidated financial statements, business report and audit report, at the head office of the Bank for five (5) years, and certified copies of all of such documents at the branches of the Bank for three (3) years, beginning from one (1) week before the date of the applicable Ordinary General Meeting of Shareholders.

(2)	The fees for the issuance of certified copies or abstracts of the documents described in Paragraph (1) above shall be separately determined.

Article 51 (Dividends to Shareholders)

(1)	Dividends may be distributed in cash or stock or other property.

(2)	Dividends to shareholders shall be paid to the shareholders or pledgees registered in the Bank’s shareholders’ registry as of the last day of each fiscal year.

(3)	If the Bank distributes dividends in other property under Paragraph (1) above, the shareholders may request to be paid in cash rather than in such property, and the Bank may pay cash instead of such property to shareholders holding less than a certain number of shares of the Bank.

Article 51-2 (Distribution of Interim Dividends)

(1)	The Bank may, only once during a fiscal year, pay interim dividends under the Commercial Code and other applicable laws, to the shareholders registered in the Bank’s registry of shareholders as of the record date set by the Board of Directors.

(2)	The interim dividends shall be paid within the limit of the amount remaining after deducting each of the following amounts from the net asset amount in the balance sheet for the immediately preceding fiscal year (“Immediately Preceding Period”):

1.	The amount of capital in the Immediately Preceding Period;

2.	The total amount of capital surplus reserve and earned surplus reserve accumulated until the Immediately Preceding Period;

3.	The unrealized gain as set forth in the Enforcement Decree of the Commercial Code;

4.	The amount determined to be distributed as dividends at the Ordinary General Meeting of Shareholders convened for the Immediately Preceding Period; and

5.	The earned surplus reserve to be accumulated in the current period with respect to the interim dividends.

(3)	If new shares are issued after the commencement of a fiscal year but before the record date under Paragraph (1) above (including pursuant to the transfer of reserves to capital, stock dividends, requests for conversion of convertible bonds, exercise of warrants under bonds with warrants and exercise of stock options), such new shares shall, for purposes of distribution of interim dividends on such new shares, be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year in which such new shares were issued.

(4)	For interim dividends, the same dividend rate shall apply to preferred shares under Article 6 hereof as for common shares.

(5)	No interim dividends shall be paid if profit is not expected for the relevant fiscal year.

Addenda <January 4, 1999>

1.	These Articles of Incorporation shall become effective from January 4, 1999.

2.	For the standing Directors, non-standing Directors, chairman of the Board of Directors, chairman of each of the committees and its members who are first appointed after the effective date of these Articles of Incorporation, the procedures under Articles 30, 34(2) and 34(3) hereof shall be deemed to have been completed.

3.	Notwithstanding Article 30(2) hereof, if a new CEO of the Bank is appointed due to expiration of the predecessor’s term of office or the like, the powers set forth in Article 30(2) hereof which are the powers of the CEO of the Bank shall be exercised by the newly appointed CEO of the Bank, and the powers of the Board of Directors shall be exercised by the Board of Directors consisting of the non-standing Directors newly appointed at the relevant General Meeting of Shareholders, the existing non-standing Directors other than the outgoing non-standing Directors, the newly appointed CEO of the Bank and the existing standing Directors (other than the outgoing CEO of the Bank).

Addenda <1: April 11, 2000>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 25, 2000.

Article 2 (Term of Office of Directors)

The outside Directors as of the effective date of these Articles of Incorporation shall be deemed to have been appointed under these Articles of Incorporation.

Article 3 (Recommendation of Directors)

The Directors first appointed under these Articles of Incorporation shall be deemed to have been recommended under Article 30 hereof.

Addenda <2: March 7, 2001>

These Articles of Incorporation shall become effective from March 5, 2001.

Addenda <3: March 20, 2002>

These Articles of Incorporation shall become effective from March 20, 2002.

Addenda <4: May 15, 2002>

These Articles of Incorporation shall become effective from May 20, 2002.

Addenda <5: March 26, 2003>

These Articles of Incorporation shall become effective from March 26, 2003.

Addenda <6: September 29, 2003>

These Articles of Incorporation shall become effective from September 29, 2003.

Addenda <7: March 25, 2004>

These Articles of Incorporation shall become effective from March 25, 2004.

Addenda <8: March 28, 2006>

These Articles of Incorporation shall become effective from March 24, 2006.

Addenda <9: March 27, 2007>

These Articles of Incorporation shall become effective from March 26, 2007.

Addenda <10: December 11, 2008>

These Articles of Incorporation shall become effective from December 11, 2008.

Addenda <11: March 26, 2009>

These Articles of Incorporation shall become effective from March 26, 2009.

Addenda <12: March 25, 2010>

These Articles of Incorporation shall become effective from March 25, 2010.

Addenda <13: March 24, 2011>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 24, 2011.

Article 2 (Transitional Provisions)

(1)	The provisions of Article 31(3)2 as amended shall apply, starting with outside Directors first appointed after the effective date of these Articles of Incorporation.

(2)	The provisions of Articles 34(3) and 42(5) as amended shall start to apply to Audit Committee members who are outside Directors first appointed after the effective date of these Articles of Incorporation.

Addenda <14: March 29, 2012>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 29, 2012.

Article 2 (Transitional Provisions)

The provisions of Articles 5, 6, 6-2, 6-3, 7, 17, 18, 18-2, 36, 48, 50 and 51-2 shall become effective from April 15, 2012.

Addenda <15: June 5, 2013>

These Articles of Incorporation shall become effective from June 5, 2013.

Addenda <16: March 21, 2014>

These Articles of Incorporation shall become effective from March 20, 2014.

Addenda <17: October 10, 2014>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from the date of registration of the merger of Woori Bank and Woori Finance Holdings Co., Ltd.; provided, however, that the provisions hereof that are only applicable with respect to listed companies shall apply from the date on which the Bank is listed on the KRX Stock Market Division.